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                                                                    EXHIBIT 23.2

                                     CONSENT


      We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form SB-2 filed by Security of Pennsylvania Financial Corp., Hazleton, Pennsylvania, and all amendments thereto; in the Form H-(e)1 for Security of Pennsylvania Financial Corp., and all amendments thereto; and in the Application for Conversion on Form AC filed by Security Savings Association of Hazleton (the "Association"), and all amendments thereto, relating to the conversion of the Association from a Pennsylvania-chartered mutual savings association to a Pennsylvania-chartered stock savings association, the concurrent issuance of the Association's outstanding capital stock to Security of Pennsylvania Financial Corp., a holding company formed for such purpose, and the offering of Security of Pennsylvania Financial Corp.'s common stock.


                                    MULDOON, MURPHY & FAUCETTE

                                    /s/ MULDOON, MURPHY & FAUCETTE


Dated this 11th day of
September, 1998